UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 13, 2008

 Phoenix Energy Resource Corporation
 (Exact Name of Registrant as Specified in Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

333-137293
(Commission File Number)

20-5408832
(I.R.S. Employer Identification No.)

1001 Bayhill Drive
2nd Floor – Suite 200
San Bruno, CA 94066
(Address of Principal Executive Offices) (Zip Code)

(650) 616-4123
(Registrant's Telephone Number, Including Area Code)

 Copies to:
JPF Securities Law, LLC
19720 Jetton Road
3rd Floor
Cornelius, NC 28031
(704) 897-8334 Tel
(888) 608-5705 Fax

This Current Report on Form 8-K is filed by Phoenix Energy Resource Corporation, a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 1.01 Entry Into A Material Definitive Agreement

Beginning in September of 2008 the Registrant initiated several talks to enter into certain contracts for the assignment and lease of oil and gas properties in Kentucky.  In addition the Registrant has been negotiating an operating agreement for the exploitation of certain oil and gas properties.  As of October 13, 2008 we completed our negotiation and entered into the agreements described below.

 On September 24, 2008, the Registrant entered into an Assignment of Overriding Royalty Interest (the “Royalty Assignment Cornell”), by and among Mark A. Cornell, for and in consideration of the sum of Ten Dollars ($10.00). Under Royalty Assignment Cornell, the Registrant agreed to grant, sell, transfer, and assign unto Mark A. Cornell, his heirs and assigns a five (5%) percent overriding royalty interest in and to an oil and gas lease and oil and gas wells, including renewals, extensions and amendments.   Exhibit 10.1 is a copy of the agreement.

On October 13, 2008, the Registrant entered into an Assignment of Oil & Gas Lease (the “Lease Assignment Cornell”), by and among Mark A. Cornell and Barbara Cornell, husband and wife, (the “Assignors”), for and in consideration of the sum of Ten Dollars ($10.00). Under Lease Assignment Cornell, the Assignors agreed to grant all of their right, title, and interest in certain oil and gas leases and the oil and gas wells, including any renewals, extensions and amendments thereof.  Exhibit 10.2 is a copy of the agreement.

On September 24, 2008, the Registrant entered into an Assignment of Overriding Royalty Interest (the “Royalty Assignment Robbins”), by and among John W. Robbins Revocable Trust of 2008, John W. Robbins, Trustee, for and in consideration of the sum of Ten Dollars ($10.00). Under Royalty Assignment Robbins, the Registrant agreed to grant, sell, transfer, and assign unto John W. Robbins Revocable Trust of 2008, his heirs and assigns a five (5%) percent overriding royalty interest in and to an oil and gas lease and oil and gas wells, including renewals, extensions and amendments thereof. Exhibit 10.3 and is a copy of the agreement.

On October 1, 2008, the Registrant entered into an Assignment of Oil & Gas Lease (the “Assignment Robbins/Cornell”), by and among John W. Robbins (the “Assignor”), and Mark A. Cornell and Barbara Cornell, husband and wife (the “Assignors”), for and in consideration of the sum if Ten Dollars ($10.00). Under Assignment Robbins/Cornell, the Assignor and Assignors agreed to grant all of their right, title, and interest in certain oil and gas leases and oil and gas wells, including any renewals, extensions and amendments thereof.  Exhibit 10.4 is a copy of the agreement.

On September 24, 2008, the Registrant entered into an Operating Agreement (the “Agreement”), by and among Jmack Energy, LLC, a Kentucky limited liability company, (the “Operator”). Under the Agreement, the Registrant retains the Operator as an independent contractor for the drilling management and operation of the wells and leases setout in Exhibit 10.5. In exchange for the services to be rendered, the Registrant shall pay the Operator as compensation an amount equal to a five (5%) percent overriding loyalty interest of all oil and/or gas produced from the aforementioned leases (the “Compensation”) held by the Registrant.
Pursuant to the terms of the Agreement,

(1)	The Compensation is payable within ten (10) days of the Registrant’s receipt of the sale proceeds received from the oil and/or gas purchaser.

(2)	The Registrant shall determine, with the input from the Operator, the depth said wells shall be drilled and the cost of said drilling before the Operator commences any drilling.

(3)
If the Registrant determines that any given well is capable of commercial oil and/or gas production, then the Operator shall commence completion and put such well on production within thirty (30) days of drilling as weather permits.

(4)	The Operator shall oversee the drilling of any well and their completion as well as the maintenance and operation of the well covered by the Agreement on a daily basis.

(5)
The Agreement will begin this year and expire if the wells set forth in Exhibit 10.5 prove to not be commercially productive or if the Operator fails to perform or observe any term, covenant, condition, or agreement required to be performed or observed by the Operator under the Agreement. Furthermore, the Agreement shall terminate if the Operator becomes insolvent or becomes unable to pay its debts.

ITEM 9.01 Financial Statements and Exhibits

Exhibit Number                           Description
10.1                                           Assignment of Overriding Royalty Interest
10.2                                           Assignment Oil & Gas Lease
10.3                                           Assignment of Overriding Royalty Interest
10.4                                           Assignment Oil & Gas Lease
10.5                                           Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX ENERGY RESOURCE CORPORATION

Date: October 20, 2008	By:	/s/ Rene Ronald Soullier
Rene Ronald Soullier President